Exhibit 10.12

Labor Contract

Party A (“employer”)

Designation:

Name of legal representative:

Address:

Post code:

Party B (“laborer”)

Name:

ID No.:

Detailed family address:

Post code:

Registered residence:

Contact No.:

According to Labor Law of People’s Republic of China, Labor Contract Law of People’s Republic of China as well as related laws and regulations and rules, Party A and Party B are willing to sign the contract for jointly observing the contract articles after equal negotiation.

I. Type and Term of Labor Contract

1.1  The contract is a labor contract with X-year term.

1.2    The contract is a fixed-term labor contract, the validity of the contract is from MM/DD/YYYY to MM/DD/YYYY. The first X month(s) is (are) the probation period.

1.3  During the probation period, Party B shall notify Party A in written form 3 days in advance, and then Party B can cancel the contract; if Party A proves Party B is unqualified for employment, Party A can at any time notify Party B in written form to terminate the contract; in such occasion, Party B shall handle handover formalities in accordance with the stipulations of the contract.

II. Working Content and Place

2.1    When the contract is signed, Party B takes the position (or working position) of:                   , and the working place is located at                          . During the validity of the contract, Party A shall adjust Party B’s above working position or place, which also includes change of working content, responsibility or scope without changing working position in accordance with the needs of the operation and work of the unit or the working capacity and performance of Party B.

2.2    Party B is amenable to accomplish the regulated working quantity, quality, index and tasks according to the requirements in terms of corresponding post tasks and responsibilities made by Party A; during the work, Party B is prohibited to handle matters beyond the power authorized by Party A. Party B shall diligently and devotedly work for Party A and fulfill the following obligations:

(1)              Abide by the provisions of the national constitution, laws and regulations; loyal to the duty, work hard and fulfill the post responsibilities;

(2)              Within the working time, ensure that the work can satisfy the post responsibilities and standards stipulated by Party A; meanwhile, Party B shall also accomplish the temporary work arranged by Party A except for the post tasks due to the job demands;

(3)              Party B shall keep the commercial secrets of Party A and shall not disclose the commercial secrets of Party A without Party A’s consent; it shall not seek unjustifiable economic benefits for himself or other economic organizations and individuals via utilizing the commercial secrets of Party A;

III. Working Time, Time-off and Vacation

3.1                 During the signing of the contract, Party A shall arrange Party B to execute the following X kind of working time system. During the fulfillment of the contract, when Party B’s working post changes, Party A can directly adjust Party B’s above working time system in accordance with the post demand after change.

(1)              For fixed working hour system, Party A shall arrange Party B to work no more than 8 hours per day, and 40 hours per week. If Party A extends Party B’s working time due to work needs, the extended time shall be no more than the longest overtime stipulated by law.

(2)              For comprehensive calculation working hour system, the average working time shall not exceed the statuary standard working time. Settlement period: make settlement according to X.

(3)              For unfixed working hour system, the flexible working time shall be implemented provided that the completion of the working task of Party A.

3.2                 Party B can enjoy statutory leave for the following festivals: (I) New Year’s Day; (II) Spring Festival; (III) International Labor Day; (IV) National Day; (V) Other holidays stipulated by laws, rules and regulations.

3.3                 If the work needs, Party A can extend Party B’s working time according to national regulations and those stipulated by Party A, and Party A shall pay overtime salary or arrange compensatory leave.

3.4                 If Party B extends working time on its own due to failing to complete the work task timely, or extends working time without the Party A’s request or approval, Party B shall have no right to require Party A to pay any remuneration for its extended working time.

IV. Labor Remuneration

4.1                 Party B’s monthly salary shall be no less than the local minimum wage standard, see Offer or pay slip for details. For employee enjoying piece-rate salary system, the piece-rate salary method shall be implemented.

4.2                 Party A shall pay salary to Party B in currency, bank transfer or other proper ways that the Party A thinks by month on the specified payday as long as Party B has accomplished his working tasks within the legal working time. The salary (standard) paid monthly by Party A to Party B has already contained all kinds of subsidies, allowance, etc. stipulated by the country or government. Party A can adjust Party B’s salary in accordance with Party B’s performance or adjustment of its post (or working content), as well as Party A’s internal salary policy or system, etc.

4.3              Party B is obliged to pay income tax according to national regulations, which shall be withheld and paid on behalf by Party A according to national regulations.

4.4                 In the event of lockout, production halt or discontinuation of business of Party A for less than one month not caused by Party B, Party A shall pay the salary to Party B as required in the contract; in case any of the above lasts for more than one month and Party A fails to arrange work for Party B, Party A shall pay to Party B the living expenses during such event in accordance with the minimum wage standard as specified by the local government.

4.5                 Supposing that Party B is attacked by a disease or non-work-related injury, the relevant sick salary, disease benefits and medical treatments during the medical period shall depend on the local government regulations and Party A’s rules and regulations. If the local government fails to formulate the sick pay regulations and Party B refuses to accept the foregoing system of Party A, the sick salary standard shall be calculated according to 80% of minimum wage standard as specified by the local government.

4.6                 In order to guarantee the salary privacy of Party B and other employees, Party B agrees Party A to carry out salary confidentiality system within the enterprise and strictly comply with the confidentiality system. If Party B discloses the salary information, or knows others’ salary through improper channel or makes personal appeal with others’ salary, Party A will give the corresponding punishment according to the company’s regulations. If there is a problem about the personal salary (labor remuneration), Party B shall solve it by contacting or communicating with Party A’s human resources department.

V. Social Insurance and Other Welfare Treatment

5.1                 Party A and Party B shall deal with employee pension, unemployment, medical, work-related injury and other social insurances according to laws and regulations; individual payment part of social insurance premium shall be implemented according to national regulations.

5.2              If Party B suffers from work-related injury or occupational disease, the work-related injury treatment shall depend on the relevant regulations of the national and local government.

5.3                 In terms of Party B’s every treatment during pregnancy, lying-in and nursing period, the maternity insurance policies and regulations issued by the local government shall prevail.

5.4                 Party A is entitled to determine whether to distribute year-end bonus to the employees as per the business performance of the enterprise. Applicable employees refer to those whose probation period expires before (inclusive) December 31 of the current year and still work as an employee of on December 31 of the current year.

VI. Labor Disciplines & Rules and Regulations

6.1                 Party A shall formulate rules and regulations and labor discipline according to law based on production and operation requirements. Party B shall submit to Party A’s working arrangement, strictly comply with national laws, regulations as well as rules and regulations, labor disciplines and working specification legally formulated by Party A, take care of Party A’s property, abide by professional ethics, actively participate in the training organized by Party A, and enhance the vocational skills.

6.2                 All kinds of rules and regulations legally formulated or modified by Party A shall be notified to Party B via intranet, written document, meeting, training, email, putting up a notice, etc.

6.3                 When Party B breaks the labor disciplines and Party A’s rules and regulations, Party A is entitled to take the following measures according to rules and regulations, including but not limited to giving the corresponding disciplinary actions, economic punishments until terminating the contract.

6.4                 Party A is entitled to ask Party B to offer the economic compensations and legally investigate Party B’s responsibility as long as Party A is subject to losses due to Party B’s faults or disciplinary offences.

VII. Labor Protection, Labor Conditions and Occupational Hazard Protection

7.1                 Party A shall provide Party B with necessary labor conditions and tools to ensure Party B work in working environment conforming to national regulations; meanwhile, actively cooperate with Party B’s work and provide the corresponding conditions for the sake of accomplishing the obligations as specified in the contract and complying with the contract and Party A’s internal rules and regulations.

7.2                 Party A shall take relevant protection measures in accordance with Article 30 of Law on Prevention and Control of Occupational Diseases of the People’s Republic of China and requirements of health supervision and regulation department to prevent the happening of occupational diseases and ensure the health of the employees. For the possibly existed occupational hazard in specific work type, see Occupational Disease Prevention of the company.

VIII. Change, Dissolution and Termination of Labor Contracts

8.1              The Contract can be modified through consensus consultation by both parties.

8.2              If the laws, regulations and provisions based on which the contract is signed change, the contract shall be modified in accordance with the laws.

8.3              The Contract can be terminated through consensus consultation by both parties.

8.4              Party A is entitled to terminate the contract and not give economic compensation to Party B if one of the following conditions happens:

(1)              Being proved to be unqualified for employment during the probation period;

(2)              Party B gravely violates the rules and regulations of Party A;

(3)              Party B seriously neglects the duty and engages in malpractices for private benefits, causing significant damages to the interests of Party A;

(4)              Party B simultaneously enters an employment relationship with other employers and thus seriously affects his completion of the tasks of Party A, or Party B refuses to make the ratification after Party A points out the problem;

(5)              Through fraud, coercion or taking advantage of others’ precarious position, Party B forces Party A to conclude or amend the contract against its true intention;

(6)              Party B is prosecuted for criminal liability in accordance with the law.

8.5                 Party A is entitled to dissolve the contract in the premise of informing Party B in writing for 30 days in advance or paying an extra one-month salary to Party B under any of the following circumstances:

(1)              Party B is unable to take up the original work or any new work arranged by the Party A after the expiration of the prescribed time period for medical treatment for illness or non-work related injury;

(2)              In case where Party B is unqualified for the job and remains unqualified even after training or reassignment of position;

(3)              The objective situation, on which the conclusion of the labor contract is based, has changed considerably, the labor contract is unable to be performed and no agreement on changing the contents of the labor contract is reached after negotiations between both parties.

8.6                 If any of the following circumstances makes Party A necessary to lay off 20 employees or more, or less than 20 but accounting for 10% or more of the total number of employees, Party A may do so, thirty days in advance, make explanations about the situation to the labor union or to all employees, and solicited their opinions and has submitted its workforce layoff plan to the labor administrative department:

(1)              Party A needs to be restructured pursuant to Enterprise Bankruptcy Law;

(2)              Party B encounters serious difficulties in production and business operation;

(3)              It is still necessary to cut down staff of its workforce upon switching to other production, innovating important technology or adjusting the business pattern after altering the labor contract;

(4)              The objective situation, on which the labor contract is based, has changed considerably and Party A is unable to perform the labor contract

The following employees shall be given a priority to be kept when the employer cuts down the number of employees:

(1)              Those who have concluded a fixed-term labor contract with the employer of a relatively long term;

(2)              Those who have concluded an unfixed labor contract with the employer;

(3)              Those whose family has no other employee and has the aged or minors to support

If an employer that has reduced its workforce pursuant to the first paragraph of this Article hereof intends to hire new employees again within six months, it shall notice the employees dismissed at the time of the layoff and such employees shall have priority to be re-hired under the same conditions.

8.7                 In case of one of the following circumstances to Party B, Party A shall not dissolve the labor contract in accordance with regulation in Paragraph 8.5 and Paragraph 8.6 of the contract:

(1)              The employee is engaged in operations that would expose it to occupational disease hazards and fails to conduct occupational health examination before departure, or is suspected of likely having contracted an occupational disease and is being diagnosed or under medical observation;

(2)              Confirmed to have lost or partially lost his or her working ability due to occupational diseases or work-related injuries during the employment with Party A;

(3)              Have illness or non-work related injury, and the prescribed medical period has not expired;

(4)              Female staff during her pregnancy, lying-in and nursing period;

(5)              Have worked for the Party A for continuous 15 years, and be less than 5 years away from legal retirement age;

(6)              Other cases stated in laws and administrative regulations.

8.8                 Party A shall dissolve the labor contract unilaterally in the premise of informing the labor union of such reason in advance. In the case that Party A has been in violation of laws, administrative regulations or the agreement of labor contract, the labor union has the right to request Party A to correct. Party A shall take the opinions of the labor union into account and notify the labor union concerning the processing results in written form.

8.9                 In case Party B notifies Party A in written form thirty days in advance, the contract can be dissolved. Party B shall give notice for canceling the contract to Party A three days in advance during the probation period.

8.10       Party B can dissolve the contract in case of one of the following circumstances occurred to Party A:

(1)              Party A fails to provide labor protection or labor conditions, according to the agreement in the labor contract;

(2)              Party A fails to pay the full labor remuneration timely;

(3)              Party A fails to pay Party B the social insurance premiums by law;

(4)              The rules and regulations of Party A violate the provisions of laws and regulations, which cause damage to the rights and interests of Party B;

(5)              Through fraud, coercion or taking advantage of others’ precarious position, Party A forces Party B to conclude or amend the contract against its true intention;

(6)              Other circumstances in which laws or administrative regulations stipulate that the laborers can terminate the labor contract.

8.11          Party A has forced Party B into working by means of violence, threats or illegal restriction of personal freedom, or Party A violates the regulations to command and forces the operation at risk which endangers the personal safety of Party B, Party B can dissolve the contract immediately without informing Party A in advance.

8.12       This contract will be terminated if one of the following circumstances occurs:

(1)              The labor contract expires;

(2)              Party B has begun to enjoy the basic pension insurance according to the laws;

(3)              Party B’s death, or declared dead or missing by the People’s court;

(4)              Where party A is legally declared bankrupt;

(5)              Party A has its business license revoked, is ordered to close or is rescinded, or Party A decides on early dissolution;

(6)              Other cases stated in laws and administrative regulations.

8.13          When the contract expires, if one of the conditions in accordance with the regulations of Item (1), Item (3) and Item (4) in Paragraph 8.7 of the contract or of laws and administrative rules for not terminating the contract happens, the labor contract shall be extended until relevant condition disappears. However, the Item (2) of Article 8.7 in the contract stipulates the termination of labor contract of workers who lost or partially lost labor ability shall be implemented under the state regulations on work-related injury insurance.

IX. Economic Compensation and After-Contract Obligation

9.1                 Supposing that Party A pays the economic compensation for the labor contract dissolution or termination to Party B according to laws, the payment standard shall be carried out according to the relevant regulations of the Labor Contract Law.

9.2                 When the contract is dissolved, terminated, or comes to an end, Party B shall stop all activities which are conducted in the name of Party A, accomplish the unfinished matters under the request of Party A, settle all accounts, as well as return all properties of Party A on the contract termination, dissolution or expiration date, including but not limited to:

(a)              All documents and files about Party A and its management, operation and product within the control range, and the copies of the document and files Party B is amenable to store and use;

(b)              Party A’s list and materials of suppliers, customers and other contact units and individuals;

(c)               The software, disk, hard disk and light disk containing Party A’s materials and information;

(d)              Tools, instrument, equipment and other office appliances, etc. which are equipped by Party A for Party B.

9.3                 When the contract is dissolved or terminated, Party B shall timely conduct comprehensive handover with Party A in accordance with Party A’s rules and regulations, demission procedure, appointment and the working content required to be handed over of Party B’s department.

X. Commercial Secret Protection and Intellectual Property

10.1          Party B shall keep Party A’s commercial secret or other confidential information, abide by Party A’s confidentiality policy and shall not seek unjustifiable economic benefits for himself or other economic organizations and individuals via utilizing the commercial secrets of Party A; during the term of the contract as well as any time after leaving Party A’s company, Party B shall not disclose any Party A’s commercial secret, directly or indirectly, to any third party in any form, and Party B shall not use or permit any third party to use Party A’s commercial secret without authorization, or violate Party A’s commercial secret in any other form.

10.2          Party B shall pay compensation to Party A according to the relevant regulation of Anti-Unfair Competition Law of People’s Republic of China or the related regulations signed by both parties as long as Party B violates confidentiality obligations as specified in the contract or the confidentiality agreement which is separately signed by both parties.

10.3       Party B shall make confirmation from the superior leaders actively in case of the uncertainty about the nature and secrecy degree of commercial secret.

10.4          Supposing that both parties have signed the non-competition agreement (namely, the non-competition agreement), the foregoing agreement will be considered as the contract appendix, therefore, both parties shall observe the articles hereof at length.

10.5       Party B admits that Party A is in possession of the works, research results, creation and invention as well as other intellectual properties which are accomplished by right of the Party B’s post, company property, materials resources and sites during the employment in Party A, regardless of present or future, including but not limited to works (regardless of character, picture, animation or other creation forms), trademarks (expressed in character, graph or other combined forms), patent (regardless of whether it has applied for or is applying for registration), software, public or unpublished specific technology and other legal rights, furthermore, Party B will make no effort to cooperate with Party A to bring about the complete rights and maintain its legal rights.

XI. Labor Disputes

Both parties will make negotiation to solve any dispute due to the contract. In case of failing to make it, they shall apply for arbitration to the labor dispute arbitration committee where Party A located which has the jurisdiction right. As long as any party refuses to abide by the judgment, he can lodge a complaint to the basic People’s court where Party A is located.

XII. Other Contents Agreed by Parties Concerned

Both parties agree to add the following articles after consensus through consultation:

XIII. Others

13.1       The contract is written in Chinese and in duplicate, therein, Party A and Party B shall hold one copy respectively.

13.2          Party B hereby states and guarantees Party B can legally sign the contract and shall be restricted by the contract. Party B’s signing the contract and performing responsibilities specified in the contract have not violated and shall not violate any other labor contracts or agreements that have binding force for Party B, and shall not violate any other provisions of company, organization or institutes that have binding force for it. If the contract is invalid or violates the rights of third party due to Party B’s violation of the regulations of the article, then Party B will assume all the responsibilities and indemnify Party A’s economic loss caused therein.

13.3          The explanation and performance of the contract apply to the laws of PRC. In the event of any inconsistency between terms of the contract and the Chinese laws and regulations, the Chinese laws and regulations shall prevail.

13.4          The terms of the contract shall not affect legality and validity of others in the contract when they are in conflict with Chinese laws or become invalid or illegal under Chinese laws.

13.5          Revision, modification or supplement of any term of the contract shall be agreed and signed by both parties before it becomes effective.

13.6          All agreements indicated in the contract between both parties in respect of the content shall supersede all prior agreements.

13.7       Any party will not be considered to give up the right when he delays or refuses to execute any right as specified in the contract.

Party A (seal):		Party B (signature):

Legal representative

Or entrusted agent (seal):

Signing date:	MM/DD/YYYY	Signing date:	MM/DD/YYYY